UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2007
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On October 19, 2007, Ireland Inc. (the “Company”) completed the fourth tranches of the US and foreign private placement offerings (the “US Offering” and ”Foreign Offering” respectively) announced by the Company on April 25, 2007.

A total of 3,600,000 units (each a “Unit”) were issued at a price of $0.65 per Unit under the US Offering to US accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the “Securities Act”), for total gross proceeds of $2,340,000. The Company has agreed to pay $4,550 in commissions and to issue an aggregate of 3,000 agent’s warrants (the “Agent’s Warrants”) in connection with the sale of 100,000 of the Units sold. The total number of shares issued under the US Offering to date is now 11,812,000 Units. This represents an over allotment of 1,812,000 Units from the total number of Units originally approved by the Company’s Board of Directors for the US Offering.

A total of 1,126,500 Units were issued at a price of $0.65 under the Foreign Offering for total gross proceeds of $732,225. The Company has agreed to pay an aggregate of $37,993 in commissions and issue an aggregate of 25,050 Agent’s Warrants in connection with the sale of 835,000 of these Units The Units issued under the Foreign Offering were issued solely to non-US persons as contemplated under Regulation S of the Securities Act. As a result of the completion of this issuance, the total number of Units issued by the Company under the Foreign Offering to date is now 8,188,000 Units.

Each Unit issued under the US Offering and the Foreign Offering consisted of one (1) share of the Company’s common stock and one-half of one (1/2) share purchase warrant. Each full share purchase warrant (a “Warrant”) issued above entitled the subscriber to purchase one (1) additional share of the Company’s common stock at a price of $1.00 per share for a period of two (2) years from the date the Units were issued. The Company may accelerate the expiry date for the Warrants after one year from the date of issuance if the Company’s common stock trades at a weighted average price over $3.50 for twenty (20) consecutive trading days. If the Company chooses to exercise this option, the accelerated expiry date will be thirty (30) days after the Company sends out notices of the acceleration.

To account for the over allotment of 1,812,000 Units under the US Offering, the Company decreased the number of Units available under the Foreign Offering by an equal number of Units. The aggregate number of Units sold by the Company under both the US Offering and the Foreign Offering was 20,000,000 Units, for total gross proceeds of $13,000,000. The Company has agreed to pay an aggregate of $243,653 in cash commissions and issue an aggregate of 160,650 Agent’s Warrants in connection with the sale of 5,355,000 Units under the US Offering and Foreign Offering collectively.

The Agent’s Warrants to be issued by the Company will entitle the holder to purchase one share of the Company’s common stock at a price of $1.00 per share for a period for two years.

Both the US Offering and the Foreign Offering have now been closed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date: October 23, 2007
	By:	/s/ Douglas D.G. Birnie

Douglas D.G. Birnie
President and Secretary